UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

______________________________________________________________________________

Explanatory Note

This amendment relates to the Form 8-K filed with the Securities and Exchange Commission on May 8, 2013 (the "Original 8-K"). The sole purpose of this amendment is to disclose the decision of Macatawa Bank Corporation (the "Company") regarding how frequently it will conduct non-binding shareholder advisory votes on the compensation of executives. No other changes have been made to the Original 8-K.

Item 5.07        Submission of Matters to a Vote of Security Holders.

At the Company's 2013 annual meeting of shareholders, the Company's shareholders voted on, among other matters, a proposal regarding the frequency of future non-binding shareholder advisory votes on the compensation of the Company's named executive officers. As previously reported by the Company in the Original 8-K, a majority of votes cast on the frequency proposal were cast in favor of holding an advisory vote on the compensation of executives every year. In light of such voting results, and consistent with the Company's recommendation, the Company has decided that it will hold an advisory vote on the compensation of executives every year until the next required vote on the frequency of shareholder advisory votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2014	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer